Exhibit 10.3

SECOND AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE

This Second Amendment to Agreement of Purchase and Sale (the “Amendment”) is made effective as of January 28, 2008, by and between Realvest-Monroe CommerCenter L.L.C., a Florida limited liability company (“Seller”), and Cornerstone Operating Partnership, L.P., a Delaware limited partnership  ("Purchaser").

RECITALS:

A.         Purchaser and Seller are parties to that certain Agreement of Purchase and Sale dated November 29, 2007, as amended by that certain First Amendment to Agreement of Purchase and Sale dated January 15, 2008 (collectively, the "Agreement").

B.          Purchaser delivered to Seller notice of termination dated January 18, 2008 (the “Notice of Termination”).

C.          Purchaser wants to rescind its notice of termination and reinstate the Agreement.

D.          Purchaser and Seller desire to amend the Agreement to close the Inspection Period subject to certain qualifications and modify other provisions accordingly.

AGREEMENTS:

1.           Termination.  The Notice of Termination is withdrawn and the Agreement is reinstated, in full force and effect, except as modified herein.

2.           Inspection Period.  The Inspection Period has ended and, except as provided herein, Purchaser has approved the Property and Due Diligence Documents, subject only to Purchaser’s approval, in its sole discretion, of each of the matters included in this Amendment and itemized in Exhibit A (“Approval Matters”).  Notwithstanding anything contained in the Agreement or this Amendment to  the contrary, if Purchaser has not approved in writing, in its sole discretions, all of the Approval Matters before the Closing Date, the Agreement shall terminate and the Earnest Money shall be refunded to Purchaser unless the parties enter into an additional amendment to the Agreement extending time for closing and designating a new Closing Date.

3.           Additional Earnest Money Deposit.  Purchaser shall deliver the Additional Earnest Money Deposit in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) to Escrow Agent within two (2) days of full execution of this Amendment.

4.           Closing Date.  The Closing Date will be on or before Monday, February 4, 2008.

5.           Counterparts. This Amendment may be executed in counterparts each of which shall be deemed a fully executed original.

6.           Ratification. Except as expressly set forth in this Amendment, the Agreement remains unmodified and in full force and effect. Should there be any conflict between the terms of this Amendment and the terms of the Agreement the terms of this Amendment will control.  The capitalized terms used herein, unless otherwise indicated, shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the day and year first above written.

SELLER:
Realvest–Monroe CommerCenter, L.L.C., a Florida limited liability company
By: Realvest Development, LLC, a Florida limited liability company, as its Manager
By: Realvest Holdings, LLC, a Florida limited liability company, as its manager

By:	/s/ George D. Livingston
George D. Livingston, its managing member

PURCHASER:
Cornerstone Operating Partnership, L.P., a
Delaware limited partnership
By:	Cornerstone Core Properties REIT, INC.,
a Maryland corporation, its general partner

By:	/s/ Authorized Signatory
Name:
Title:

EXHIBIT A
OPEN ITEMS

PRIOR TO CLOSING DATE:

•
Purchaser’s determination, in Purchaser’s sole discretion, that the review by the HSH Bank, holder of Purchaser’s master lien of credit, is sufficiently favorable to enable Purchaser to close this transaction.

•	Obtaining a commitment for financing, on terms reasonably acceptable to Purchaser, from Wachovia Bank, National Association.
•	Purchaser’s approval of capacity and condition of the sprinkler system based upon receipt and review of an analysis from Purchaser’s sprinkler consultant.
•	Resolution acceptable to Purchaser of the expense reimbursement obligations under the Reciprocal Grant of Easements dated February 2, 2006.
•	Proof reasonably acceptable to Purchaser of proper removal, in accordance with local and state regulations, of all drums and machines from Suite 1006 at 4200 Church Street.
•	Repair or replace expired fire extinguishers in Suite 1030 at 4150 Church Street and Suites 1030 and 1060 at 4200 Church Street and receipt of evidence of satisfactory re-inspection.